Exhibit 99.1

ALIGN TECHNOLOGY, INC. REPORTS REVENUES OF $43.7M FOR Q4 2004 AND $172.8M FOR
                                FISCAL YEAR 2004

     - Company Reports First Profitable Year - GAAP EPS of $0.14 and non-GAAP EPS of $0.23; FY 2004 Revenues Increase 40.8% Year Over Year

     - Q4 Revenues Decrease 4.6% Sequentially, Including The Effect Of The Previously Announced One-Time $1.9 Million Case Refinement Revenue Reduction, and Increase 19.6% Year Over Year;

     - Company Increases Cash Position By $22.3 Million in 2004

    SANTA CLARA, Calif., Jan. 26 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the fourth quarter and full year of 2004. Total revenues for the fourth quarter of 2004 were $43.7 million, compared to $45.8 million in the third quarter of 2004, a decrease of 4.6 percent, and $36.5 million in the fourth quarter of 2003, an increase of 19.6 percent. For fiscal year 2004, Align reported revenues of $172.8 million, compared to $122.7 million for fiscal year 2003, an increase of 40.8 percent.

    On December 9, 2004, the Company announced a change to its case refinement policy that had a one-time effect on fourth quarter 2004 revenues and associated costs. The impact of this policy change was a decrease in revenues of $1.9 million. The bottom-line impact to GAAP and non-GAAP net profit was a decrease of $1.9 million.

    "We are pleased with our results for 2004," stated Thomas M. Prescott, Align Technology's President and CEO. "We are in the process of executing on a multi-year strategy to ensure the people, processes and systems are in place to build a great company. We have taken steps to help doctors confidently recommend Invisalign to their patients and to become the treatment that patients will request. We expect 2005 to be a year in which we continue building a business that is primed for future growth."

    The net profit for the fourth quarter of 2004 as determined under generally accepted accounting principles ("GAAP") was $1.5 million, or diluted earnings per share (EPS) of $0.02. This compares to net profit of $3.3 million for the third quarter of 2004, or EPS of $0.05 per diluted share, and a net profit for the fourth quarter of 2003 of $452 thousand, or EPS of $0.01 per diluted share. For fiscal year 2004, the net profit was $9.2 million, or EPS of $0.14 per diluted share. This compares to a net loss of $20.1 million for fiscal year 2003, or a net loss of $0.35 per diluted share.

    The non-GAAP net profit for the fourth quarter of 2004, which excludes $214 thousand of stock-based compensation, was $1.7 million, or EPS of $0.03 per diluted share. This compares to a non-GAAP net profit of $4.7 million in the third quarter of 2004, which excludes $1.4 million of stock-based compensation, or non-GAAP EPS of $0.07 per diluted share. This also compares to a non-GAAP net profit of $3.5 million in the fourth quarter of 2003, which excludes $3.0 million of stock-based compensation, or non-GAAP EPS of $0.05 per diluted share. For the fiscal year 2004, the non-GAAP net profit, which excludes $5.6 million of stock-based compensation, was $14.8 million, or non- GAAP EPS of $0.23 per diluted share. This compares to a non-GAAP net loss of $4.6 million for fiscal year 2003, which excludes $15.0 million of stock-based compensation and $507 thousand of restructuring charges, or a non-GAAP net loss of $0.08 per diluted share. The reconciliation of the GAAP to non-GAAP measurements for net loss for the fourth quarter and fiscal year of 2004 is set forth below within Align Technology's financial statements.

    As of December 31, 2004, Align had $70.0 million in cash, cash equivalents, and marketable securities, compared to $47.7 million as of December 31, 2003.

    Align Webcast and Conference Call
    Align Technology will host a webcast and conference call today, January 26, 2005 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review the fourth quarter and fiscal year of 2004 results and discuss future operating trends and guidance. To access the webcast, click on "Conference Calls" on Align Technology's Investor Relations web site at http://www.aligntech.com/generalapp/us/en/corporate/investor_frameset.jsp . To access the conference call, please dial (201) 689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will be available on our website. Additionally, a telephonic replay of the call can be accessed by dialing (877) 660-6853 with account number 292 followed by # and conference number 128267 followed by #. The replay may be accessed from international locations by dialing (201) 612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EST on February 9, 2005.

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements
    This news release contains forward-looking statements, including statements regarding Align's ability to ensure the people, process and systems are in place to build a great company and to continue building a business that is primed for future growth. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, Align's limited operating history, Align's ability to maintain the adequacy of its internal controls, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, failure of orthodontists and GP dentists to collaborate, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, Align's ability to manage its rapid growth, competition from manufacturers of traditional braces, Align's ability to ensure that customer and patient information is not compromised, the potential volatility of the market price of Align's common stock and risks related to any deterioration in the general economic condition or specifically in the markets in which Align sells its products. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact:    Press Contact:
     Barbara Domingo                Shannon Henderson
     Align Technology, Inc.         Ethos Communications, Inc.
     (408) 470-1204                 (678) 417-1767
     bdomingo@aligntech.com         shannon@ethoscommunication.com

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                            Three Months Ended            Year Ended
                                          -----------------------   -----------------------
(in thousands, except per                  Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
share data)                                  2004         2003         2004         2003
---------------------------------------   ----------   ----------   ----------   ----------
Revenues                                  $   43,655   $   36,502   $  172,830   $  122,725

Cost of revenues                              14,578       12,926       57,143       51,565

Gross profit                                  29,077       23,576      115,687       71,160

Operating expenses:

Sales and marketing                           15,377       11,138       55,932       43,689
General and administrative                     8,655        8,666       33,851       34,296
Research and development                       4,006        3,302       15,756       13,112

Total operating expenses                      28,038       23,106      105,539       91,097

Profit (loss) from operations                  1,039          470       10,148      (19,937)

Interest and other income (expense),
 net                                             616           28           (3)        (101)
Provision for income taxes                      (151)         (46)        (994)         (84)

Net profit (loss)                         $    1,504   $      452   $    9,151   $  (20,122)

Net profit (loss) per share - basic       $     0.02   $     0.01   $     0.15   $    (0.35)

Weighted-average shares used in
 computing basic net profit (loss)
 per share                                    60,744       58,398       59,963       57,758

Net profit (loss) per share - diluted     $     0.02   $     0.01   $     0.14   $    (0.35)

Weighted-average shares used in
 computing diluted net profit (loss)
 per share                                    63,560       63,704       64,089       57,758

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                December 31,   December 31,
(in thousands)                                      2004           2003
--------------------------------------------    ------------   ------------
                        ASSETS
Current assets:
Cash and cash equivalents                       $     69,659   $     44,939
Restricted cash                                          303            439
Marketable securities, short-term                         --          2,292
Accounts receivable, net                              28,809         21,265
Inventories, net                                       2,852          2,334
Other current assets                                   5,211          5,845
   Total current assets                              106,834         77,114

Property and equipment, net                           22,085         23,121
Other long-term assets                                 2,176          1,967

     Total assets                               $    131,095   $    102,202

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                $      3,361   $      3,095
Accrued liabilities                                   23,481         19,180
Deferred revenue                                      16,257         13,113
Debt, current portion                                  1,849          1,989
   Total current liabilities                          44,948         37,377

Debt, long-term portion                                   25          1,849

    Total liabilities                                 44,973         39,226

Total stockholders' equity                            86,122         62,976

      Total liabilities and
       stockholders' equity                     $    131,095   $    102,202

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

    Use of Non-GAAP Financial Information

    To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit (loss), which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit (loss) gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net profit (loss) prepared in accordance with generally accepted accounting principles in the United States of America.

                                             Three Months Ended             Year Ended
                                          ------------------------    ------------------------
(in thousands, except per                  Dec. 31,      Dec. 31,      Dec. 31,      Dec. 31,
 share data)                                 2004          2003          2004          2003
---------------------------------------   ----------    ----------    ----------    ----------
Revenues                                  $   43,655    $   36,502    $  172,830    $  122,725

Cost of revenues                              14,539        12,386        56,249        49,005

Gross profit                                  29,116        24,116       116,581        73,720

Operating expenses:

Sales and marketing                           15,361        10,689        55,281        41,487
General and administrative                     8,527         7,243        31,115        26,682
Research and development                       3,975         2,686        14,423         9,950

Total operating expenses                      27,863        20,618       100,819        78,119

Profit (loss) from operations                  1,253         3,498        15,762        (4,399)

Interest and other income (expense),
 net                                             616            28            (3)         (101)
Provision for income taxes                      (151)          (46)         (994)          (84)

Net profit (loss)                         $    1,718    $    3,480    $   14,765    $   (4,584)

Net profit (loss) per share - basic       $     0.03    $     0.06    $     0.25    $    (0.08)

Weighted-average shares used in
 computing basic net profit (loss)
 per share                                    60,744        58,398        59,963        57,758

Net profit (loss) per share - diluted     $     0.03    $     0.05    $     0.23    $    (0.08)

Weighted-average shares used in
 computing diluted net profit (loss)
 per share                                    63,560        63,704        64,089        57,758

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET PROFIT (LOSS) TO ADJUSTED NON-GAAP NET PROFIT
(LOSS)
(unaudited)

                                            Three Months Ended             Year Ended
                                          -----------------------   -----------------------
                                           Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
(in thousands)                               2004         2003         2004         2003
---------------------------------------   ----------   ----------   ----------   ----------
Net profit (loss)                         $    1,504   $      452   $    9,151   $  (20,122)

Stock-based compensation expense
 included in: (1)
 - cost of revenues                               39          540          894        2,560
 - sales and marketing                            16          449          651        2,202
 - general and administrative                    128        1,423        2,736        7,107
 - research and development                       31          616        1,333        3,162

Restructuring costs included in general
 and administrative: (2)                          --           --           --          507

Non-GAAP net profit (loss)                $    1,718   $    3,480   $   14,765   $   (4,584)

    (1)Stock-based compensation expense primarily represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees. Stock-based compensation expense also includes, in connection with severance packages for several employees, accelerated vesting of options granted prior to the company's initial public offering.

    (2)Restructuring costs represented residual restructuring charges related to the transition of operations from the United Arab Emirates and Pakistan to Costa Rica during the first quarter of 2003.

SOURCE  Align Technology, Inc.
    -0-                             01/26/2005
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1204, or bdomingo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /
    (ALGN)